Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of AOL Time Warner Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints CHRISTOPHER P. BOGART, RICHARD J. BRESSLER, PAUL
T. CAPPUCCIO, BRENDA C. KARICKHOFF, J. MICHAEL KELLY, GERALD M. LEVIN, JAMES F. MACGUIDWIN, AND THOMAS W. MCENERNEY and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Corporation, deferred compensation obligations of the Corporation and/or interests in certain employee benefit plans of the Corporation, as the case may be, to be issued in connection with certain employee benefit plans of the Corporation and/or its subsidiaries, including:

          o TIME WARNER INC. 1994 STOCK OPTION PLAN (renamed the
             AOL Time Warner Inc. 1994 Stock Option Plan)
          o TIME WARNER INC. 1997 STOCK OPTION PLAN
          o TIME WARNER 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          o AMERICA ONLINE, INC. 1999 STOCK PLAN (renamed the AOL
             Time Warner Inc. 1999 Stock Plan)
          o AMERICA ONLINE, INC. EMPLOYEE STOCK PURCHASE PLAN
             (renamed the AOL Time Warner Inc. Employee Stock Purchase Plan)
          o AMERICA ONLINE, INC. 1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

          o TIME WARNER INC. 1999 RESTRICTED STOCK PLAN (renamed the AOL Time Warner Inc. 1999 Restricted Stock Plan)
          o TIME WARNER INC. 1999 INTERNATIONAL RESTRICTED STOCK PLAN (renamed the AOL Time Warner Inc. 1999 International Restricted Stock Plan)
          o 1988 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF
             TIME WARNER INC.

          o TIME WARNER  SAVINGS PLAN (renamed the AOL Time Warner Savings Plan)
          o TIME WARNER  THRIFT PLAN (renamed the AOL Time Warner Thrift Plan)
          o TWC SAVINGS PLAN

          o TIME WARNER INC. DEFERRED COMPENSATION PLAN (renamed the AOL Time Warner Inc. Deferred Compensation Plan)

          o TIME WARNER 1986 STOCK OPTION PLAN
          o 1988 STOCK INCENTIVE PLAN OF TIME WARNER INC.
          o TIME WARNER 1989 STOCK INCENTIVE PLAN
          o TIME WARNER INC. 1993 STOCK OPTION PLAN
          o TIME WARNER CABLE TELEVISION GROUP STOCK INCENTIVE PLAN
          o TIME WARNER CORPORATE GROUP STOCK INCENTIVE PLAN
          o TIME WARNER FILMED ENTERTAINMENT GROUP STOCK INCENTIVE PLAN
          o TIME WARNER MUSIC GROUP STOCK INCENTIVE PLAN
          o TIME WARNER PROGRAMMING GROUP STOCK INCENTIVE PLAN
          o TIME WARNER PUBLISHING GROUP STOCK INCENTIVE PLAN
          o TURNER BROADCASTING SYSTEM, INC. 1988 STOCK OPTION PLAN
          o TURNER BROADCASTING SYSTEM, INC. 1993 STOCK OPTION AND EQUITY-BASED AWARD PLAN
          o NEW LINE CINEMA CORPORATION 1986, 1990 AND 1991 STOCK OPTION PLANS
          o NEW LINE CINEMA CORPORATION NONQUALIFIED STOCK OPTION AGREEMENTS
          o AFRICANA.COM, INC. 1999 STOCK INCENTIVE PLAN

          o AMERICA ONLINE, INC. INCENTIVE STOCK OPTION PLAN (RESTATEMENT)
          o AMERICA ONLINE, INC. 1987 STOCK INCENTIVE PLAN
          o BOOKLINK TECHNOLOGIES, INC. 1994 STOCK OPTION PLAN
          o MEDIOR, INC. 1993 STOCK PLAN
          o JOHNSON-GRACE COMPANY 1995 STOCK OPTION PLAN
          o PERSONAL LIBRARY SOFTWARE, INC. 1988 NONQUALIFIED STOCK OPTION PLAN
          o NETCHANNEL INC. 1997 STOCK OPTION PLAN
          o PERSONALOGIC, INC. (FORMERLY CONSUMERS EDGE, INC.) 1996 STOCK PLAN
          o NETSCAPE COMMUNICATIONS CORPORATION 1994 STOCK OPTION PLAN
          o NETSCAPE COMMUNICATIONS CORPORATION 1995 STOCK PLAN
          o NETSCAPE COMMUNICATIONS CORPORATION 1998 STOCK OPTION PLAN
          o COLLABRA SOFTWARE, INC. 1993 INCENTIVE STOCK PLAN
          o DIGITAL STYLE CORPORATION 1995 STOCK OPTION/STOCK ISSUANCE PLAN
          o KIVA SOFTWARE CORPORATION 1995 STOCK OPTION PLAN
          o WHEN INC. 1998 STOCK PLAN
          o MOVIEFONE, INC. 1994 STOCK OPTION PLAN
          o SPINNER NETWORKS INCORPORATED 1997 STOCK PLAN
          o AIKI CORPORATION 1997 STOCK INCENTIVE PLAN
          o TEGIC COMMUNICATIONS, INC. 1988 DIRECTOR STOCK OPTION PLAN
            OPTION ASSUMPTION AGREEMENT BETWEEN AOL TIME WARNER INC. AND
            ROBERT D. LORD
          o MAPQUEST.COM, INC. 1999 STOCK  PLAN
          o MAPQUEST.COM, INC. 1995 STOCK OPTION PLAN
          o LOCALEYES CORPORATION 1999 STOCK OPTION PLAN
          o QUACKWARE, INC. 1999 STOCK COMPENSATION PROGRAM
          o QUACKWARE, INC. NON-QUALIFIED STOCK OPTION AGREEMENTS
          o ANDGIT CORPORATION 1999 STOCK PLAN

and any other employee stock incentive, stock option, restricted stock, deferred compensation and benefit plans or successor plans maintained for the benefit of employees of the Corporation or any of its subsidiaries with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his name as of the 2nd day of January, 2001.

(i)      Principal Executive Officer:


/s/ Gerald M. Levin
Gerald M. Levin
Chief Executive Officer

(ii)     Principal Financial Officer and
         Principal Accounting Officer:


/s/ J. Michael Kelly
J. Michael Kelly

Director, Executive Vice President and
Chief Financial Officer

(iii)    Directors:

/s/ Christopher P. Bogart
         (Christopher P. Bogart)

/s/ Richard J. Bressler
              (Richard J. Bressler)

/s/ Paul T. Cappuccio
         (Paul T. Cappuccio)